Exhibit 99.1

Whitney Information Network, Inc. Posts Financial Results for the Second Quarter of 2007 and Announces
Delay in Filing its Form 10-Q

CAPE CORAL, FL, August 24, 2007 (BUSINESS WIRE) — Whitney Information Network, Inc. (the “Company”) announced that it is unable to timely file its Quarterly Report on Form 10-Q for the three months ended June 30, 2007, which was due on August 14, 2007.

It has filed a Current Report on Form 8-K with the SEC relating to the delay in filing the Form 10-Q and providing financial results for the quarter and six months ended June 30, 2007, as well as additional information. Investors are urged to review the entire Current Report which is available through the SEC’s website at: http://www.sec.gov.

About Whitney Information Network, Inc.:

Whitney Information Network, Inc. (Other OTC:RUSS.PK) is a provider of postsecondary education focused on individual wealth creation and personal success. Whitney Information Network, Inc. provides students with comprehensive instruction and mentorship in real estate investment, stock trading, business development and individual investment strategies in the United States, United Kingdom, Canada and Costa Rica. Additional information can be found at www.wincorporate.com.

SOURCE:	Whitney Information Network, Inc.

CONTACT:	Connie Schwarberg
Whitney Information Network, Inc.

(239) 542-0643